EX-99.906CERT

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Charles C. Hutchens, President of Thirdline Real Estate Income Fund, certify that to my knowledge:

1.	The Form N-CSR of the registrant for the period ended March 31, 2022 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ Charles Hutchens
Charles C. Hutchens
President and Chief Executive Officer
June 9, 2022

I, Lawrence S. Eiben, Treasurer of Thirdline Real Estate Income Fund, certify that to my knowledge:

1.	The Form N-CSR of the registrant for the period ended March 31, 2022 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ Lawrence S. Eiben
Lawrence S. Eiben
Treasurer and Principal Financial Officer
June 9, 2022

These certifications are being furnished to the Commission solely pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. (S) 1350 and are not being filed as part of the Form N-CSR with the Commission.